EXHIBIT 99.2
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           ANDRESMIN GOLD RECEIVES NEW TRADING SYMBOL AND CUSIP NUMBER
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October 15, 2004 - Andresmin  Gold  Corporation  ("Andresmin"  or the "Company")
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(NASD OTC-BB:  "ASGC") is pleased to announce that  effective  October 18, 2004,
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Andresmin has by action of the Board of Directors effected a forward stock split of Andresmin's issued and outstanding shares of common stock on a basis of three new shares for each one old share. In addition, effective October 18, 2004, Andresmin will trade under the new symbol of "ADGD" and have the new CUSIP number 034422 20 4.
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About Andresmin Gold Corp.
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Andresmin is committed to building  shareholder  value through the  acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which produces 42% of the world's copper. The company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha Copper-Gold Project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts 1.4 million ounces gold, thought to be the near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.


For further information please contact:
Tel: 604-689-1620
Toll: (888) 689-1620
investor@andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONT